CONFIDENTIAL TREATMENT REQUESTED                                    EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        LICENSE AND PURCHASE AGREEMENT

     This License and Purchase Agreement (the "Agreement") is entered into as of March 1, 2000 (the "Effective Date"), by and between CardioDynamics International Corporation ("Seller"), a California corporation, with its place of business located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California 92121 and Profiles In Health, Inc., a California corporation ("Buyer"), with its place of business located at 11190 Warner Avenue, Suite 305, Fountain Valley, California 92708.

                                   RECITALS

     A. Seller has developed hemodynamic monitors and accessory electrodes capable of accurately monitoring the hemodynamic status of patients.

     B. Buyer is in the business of providing healthcare data and support to the healthcare industry for a range of disease states, infection control, and exposure management needs (the "Monitoring Services").

     C. Buyer desires to purchase from Seller, and Seller desires to develop and sell to Buyer, certain products for use by Buyer in connection with the Monitoring Services, all as more particularly described below.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants, agreements, representations and warranties hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   PRODUCT

     (a)  Description. Seller shall sell to Buyer Seller's hemodynamic monitors
          -----------
("Monitors"), electrodes and Product Documentation, all as such products (collectively, the "Products") are described in that certain letter dated the Effective Date from Seller's counsel, Pillsbury Madison & Sutro LLP, to Buyer's counsel, Gibson, Dunn & Crutcher LLP (the "Letter"). The first forty (40) Monitors sold to Buyer shall be "Phase 1" Monitors (as described in Exhibit A of the Letter). All additional Monitors sold to Buyer shall be either "Phase 2" Monitors (as described in Exhibit A of the Letter) or "Phase 3" Monitors,
                          ---------
subject to the terms and conditions set forth herein.

     (b)  Development.
          -----------

               (i)  Phase 2 Monitors.  Buyer and Seller shall work together to
                    ----------------
     jointly develop the "Phase 2" Monitors in accordance with the parameters described in this Section 1(b) (the "Development Program"), including,
                       ------------
     without limitation, preparation of mutually agreed upon specifications for the Products (the "Specifications"). Seller shall bear all expenses related to the Development Program and shall own all intellectual property created through the Development Program. Seller shall use commercially reasonable efforts to, and shall commit commercially reasonable resources and personnel necessary for, the development of the "Phase 2" Monitors in accordance with the time schedule described herein, provided that (i) the Specifications for "Phase 2" Monitors shall be completed within two (2) weeks of the execution hereof, (ii) Seller shall use commercially reasonable efforts to complete and obtain FDA clearance for sale of the "Phase 2" Monitors to Buyer within one hundred twenty (120) days of the date hereof, (iii) Buyer shall use commercially reasonable efforts to complete and obtain FDA clearance for sale of the Monitoring Services utilizing "Phase 2" Monitors to its customers within one hundred twenty
     (120) days of the date hereof and (iv) Seller and Buyer shall each provide the other with monthly status updates (or, more often as they are informed of relevant information) in respect of the FDA clearance process for "Phase 2" Monitors or Monitoring Services, as the case may be.

               (ii)  Phase 3 Monitors. Upon Seller's request, Buyer shall work
                     ----------------
     with Seller to jointly develop the "Phase 3" Monitors in accordance with such parameters as may be mutually agreed upon by the parties, including, without limitation, preparation of mutually agreed upon Specifications. Seller shall bear all expenses related to and shall own all intellectual property created in respect of the development of "Phase 3" Monitors. The parties acknowledge that (A) notwithstanding Buyer's obligation to cooperate with Seller in the development of "Phase 3" Monitors, Seller shall have no obligation to develop any "Phase 3" Monitors and (B) the purchase price for all Monitors shipped to Buyer after the 1250/th/ Monitor shall be as set forth in Exhibit A attached hereto, regardless of whether
                              ---------
     it is a "Phase 2" or "Phase 3" Monitor. In the event "Phase 3" Monitors are developed, Seller shall use commercially reasonable efforts to complete and obtain FDA clearance for sale of the "Phase 3" Monitors to Buyer and Buyer shall use commercially reasonable efforts to complete and obtain FDA clearance for sale of the Monitoring Services utilizing "Phase 3" Monitors to its customers.

     (c)  Acceptance Testing.  The "Phase 2" and "Phase 3" Monitors shall be
          ------------------
submitted to Buyer for acceptance testing. A representative of Seller will jointly perform acceptance testing with Buyer. If the tested Monitor does not meet the Specifications, Seller shall promptly correct and re-submit the Monitor for additional testing. When the Monitor performs in accordance with the Specifications and Buyer has acknowledged such performance in writing, such phase of Monitor shall be shipped to Buyer in lieu of the previous phase of Monitor commencing with respect to all future POs (as defined below) received following Buyer's acceptance and FDA clearance of such phase of Monitor. If any phase of Monitor fails to meet the Specifications within thirty (30) days of the initial submission of such phase to Buyer for acceptance, Buyer shall have the right to either terminate this Agreement or to utilize other suppliers of Monitors until such time as such phase of Monitor meets such Specifications, at Buyer's option, and if the failure relates to "Phase 3" Monitors and Buyer elects to terminate, Buyer shall have the right to require Seller to ship "Phase 2" Monitors until an adequate substitute for Seller's Monitors can be found. In the event of Buyer's election to terminate, Buyer shall be obligated to purchase only those Monitors for which it has already provided Purchase Commitments (as defined below) to Seller, plus those "Phase 2" Monitors for which Buyer submits Purchase Commitments from the date of Buyer's election to terminate the Agreement through the effective date of such termination (i.e., the date upon
                                                          ----
which Buyer notifies Seller that Buyer has found an adequate substitute for Seller's Monitors).

     (d)  Quality Assurance.  All Products purchased by Buyer shall be inspected
          -----------------
and tested prior to shipping in accordance with ISO 9001 and good manufacturing procedures.

     (e)  Buyer Software.  Seller shall install Buyer's then applicable software
          --------------
on all Product prior to shipping at no additional charge to Buyer. Buyer shall provide to Seller the Buyer software prior to placement of Buyer's first PO and shall from time to time provide Seller with updates and upgrades to such Buyer software at least ten (10) business days prior to installation; provided,
                                                                --------
however, that Seller's obligation to install such updates and upgrade shall be
-------
subject to Buyer's receipt of any required FDA clearance or other regulatory approvals. So long as the Products conform to the Specifications, Buyer is solely responsible for the performance of its software with the Products, and Seller shall have no responsibility with respect to the failure of Buyer's software to perform with the Products. Seller shall have no right to use or distribute the Buyer software other than in connection with delivery of Products to Buyer and shall treat the Buyer software as Buyer's Proprietary Information. Any other use, reproduction, sale, promotion, reverse-engineering, decompiling or distribution by Seller or its agents of any Buyer software is strictly prohibited, and Seller shall indemnify Buyer for any breach of this restriction in accordance with the provisions of Section 13

     (f)  Product Changes.  Seller reserves the right to improve, modify, alter
          ---------------
or adapt the Products, but will not make any changes affecting the form, fit or function of the Products or the operation of Buyer's software with the Products without the prior written approval of Buyer. Buyer reserves the right to suggest improvements or other modifications to the Products and Seller shall be required to implement the suggested improvements or other modifications if Buyer and Seller mutually agree upon the specifications and development schedule for implementation of such changes and Buyer pays all costs associated with such changes.

2.   ORDERS

     (a)  Purchase Orders.  Products can only be purchased through issuance of a
          ---------------
purchase order ("PO") to Seller. Each PO issued under this Agreement shall be deemed to be a separate agreement and shall incorporate by this reference all of the terms and conditions of this Agreement. Each PO shall contain only the following information:

               (i)    the date of the PO and the PO number;

               (ii) the description of the specific Products ordered and the quantity ordered;

               (iii)  the purchase price;

               (iv) the location to which the ordered Products are to be delivered; and

               (v)    the shipment date for the ordered Products.

     (b)  Controlling Terms.  The preprinted or handwritten terms and
          -----------------
conditions, or any other terms or conditions inconsistent with the terms of this Agreement, appearing in or on the reverse side of a PO or in or on Seller's acknowledgment, invoice or shipment form shall not apply to or become part of the PO regardless of any statement to the contrary contained in such form or preprinted terms.

     (c)  Forecasts.  Buyer shall submit to Seller by the second week of each
          ---------
month non-binding rolling 180-day monthly forecasts of the Products likely to be purchased by Buyer for the 180-day period beginning on the first day of the month immediately following the date on which such forecast is provided.

     (d)  Purchase Commitments.  Buyer shall submit to Seller on or before the
          --------------------
first day of each month binding purchase commitments ("Purchase Commitments") for Products to be purchased by Buyer over the next 30, 60 and 90 days. Absent Seller's consent, which may not be unreasonably withheld, Buyer may not vary its POs with respect to the Purchase Commitment for the current month, and may vary its POs with respect to Purchase Commitments for the following (i) sixty (60) days by no more than five percent (5%) and (ii) ninety (90) days by more than ten percent (10%). Purchase Commitments for any month shall not exceed one hundred fifty percent (150%) of the most current forecast for such month, unless otherwise expressly agreed upon in writing by the parties. If Buyer fails to submit POs for Products in accordance with this Section 2(d) and is not excused by Section 18(g) (Force Majeure), Buyer shall (i) remain liable for payment in full of the Purchase Commitments and (ii) pay a penalty of five percent (5%) on the Products not purchased, in addition to the amounts due with respect to Purchase Commitments.

     (e)  Lead Time.  Buyer will submit POs to Seller with a lead time of two
          ---------
(2) business days prior to the requested shipment date. Buyer will contact Seller if Seller has not provided an acknowledgement of a PO to Buyer within twenty-four (24) hours of Buyer's submission.

     (f)  Lot Size.  No minimum amount of Product must be ordered on any
          --------
particular PO. POs received during any five (5) consecutive business days may not contain orders for an aggregate of more than one-half (1/2) of the Purchase Commitment for the next thirty (30) day period.

     (g)  Rescheduling/Cancellation.  Buyer may postpone, redirect the shipment
          -------------------------
of, or cancel any PO by delivering written notice of rescheduling to Seller, however, Buyer shall not be relieved of its responsibility under this Agreement to pay for all Purchase Commitments (including any penalties pursuant to Section
                                                                         -------
2(d).
----

     (h)  Shipment.Seller shall ship the ordered Products to the ship-to address
          --------
specified in the PO no later than (A) two (2) business days following receipt of the completed PO for POs received before 2:00 p.m. and (B) three (3) business days following receipt of the completed PO for POs received after 2:00 p.m., unless such PO designates a later date for shipment. Shipment is FOB Seller's point of manufacture. Unless Buyer designates a carrier in the PO who agrees to the shipment date, Seller shall select a commercially reasonable carrier.

     (i)  Late Shipments.  If Seller fails to ship any Products in accordance
          --------------
with Section 2(h) and is not excused by Section 18(g) (Force Majeure), Buyer
     ------------                       -------------
shall receive a discount of five percent (5%) on the applicable PO.

                                                CONFIDENTIAL TREATMENT REQUESTED

3.   MINIMUM PURCHASE AMOUNTS

     Buyer shall purchase Products in the annual minimum quantities ("Annual Quotas") as described in the table below; provided, however, that if Seller
                                          --------  -------
fails to fill a PO in accordance with the time parameters established in Section
                                                                         -------
2(h), the Annual Quota applicable to such period shall be reduced by an amount
----
equal to the quantity of Product listed in such PO.

---------------------------------------------------------------------------------------------------------------------
[CONFIDENTIAL TREATMENT REQUESTED]       Monitors                              Electrodes
---------------------------------------------------------------------------------------------------------------------
  [CONFIDENTIAL TREATMENT REQUESTED]     [CONFIDENTIAL TREATMENT REQUESTED]    [CONFIDENTIAL TREATMENT REQUESTED]
---------------------------------------------------------------------------------------------------------------------
  [CONFIDENTIAL TREATMENT REQUESTED]     [CONFIDENTIAL TREATMENT REQUESTED]    [CONFIDENTIAL TREATMENT REQUESTED]
---------------------------------------------------------------------------------------------------------------------
  [CONFIDENTIAL TREATMENT REQUESTED]     [CONFIDENTIAL TREATMENT REQUESTED]    [CONFIDENTIAL TREATMENT REQUESTED]
---------------------------------------------------------------------------------------------------------------------
  [CONFIDENTIAL TREATMENT REQUESTED]     [CONFIDENTIAL TREATMENT REQUESTED]    [CONFIDENTIAL TREATMENT REQUESTED]
---------------------------------------------------------------------------------------------------------------------
  [CONFIDENTIAL TREATMENT REQUESTED]     [CONFIDENTIAL TREATMENT REQUESTED]    [CONFIDENTIAL TREATMENT REQUESTED]
---------------------------------------------------------------------------------------------------------------------

     Annual Quotas for any renewal or extension of this Agreement beyond five years shall be agreed upon by Buyer and Seller in writing no later than sixty
(60) days prior to the end of the initial term.

     Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have the right, in addition to Buyer's right to terminate this Agreement, to purchase from third parties products similar to the Products (the "Substitute Products") during the following periods:

          (i) commencing at any time following Buyer's receipt of notice from Seller of Seller's inability to ship any "Phase 1" or "Phase 2" Monitors (where such inability is not due to action or failure to act on the part of Buyer) and ending upon such date as Seller provides notice to Buyer of its ability to immediately ship "Phase 1" or "Phase 2" Monitors; and

          (ii) commencing on the date that Buyer receives notice that the FDA or other applicable regulatory agency has stopped the sale of the Products or the provision of Monitoring Services (where such action is not related to Buyer's software or services) and ending on such date as Buyer receives notice that such restriction on the sale of Products or provision of Monitoring Services has been removed.

     In the event Buyer elects to exercise its rights hereunder in lieu of terminating this Agreement, all Substitute Products purchased by Buyer shall be applied against any outstanding Purchase Commitments and applicable Annual Quotas (including for purposes of determining any volume discounts).

4.   PRODUCT PRICING

     (a)  Prices.  The prices for the Products, including volume purchase
          ------
discounts, appear in Exhibit A attached hereto. Prices include packaging in
                     ---------
accordance with Seller's standard

                                                CONFIDENTIAL TREATMENT REQUESTED

practice. All prices are FOB Seller's point of manufacture and do not include freight and handling charges or Taxes (as defined below).

     (b)  Taxes.  The Product prices are exclusive of any U.S. federal, state,
          -----
local or other taxes, duties or excises or similar taxes applicable to the sale of the Products ("Tax" or "Taxes"), other than taxes based on Seller's net income. If Seller pays or is assessed any Taxes, Seller shall itemize such Taxes on the corresponding acknowledgment. Buyer shall reimburse Seller for any and all such Taxes. Seller shall not collect and Buyer shall have no obligation to reimburse Seller for Taxes to the extent that Buyer can deliver a valid tax exemption certificate from the appropriate tax authority. The party paying a Tax shall have the right to any Tax refund paid due to any overpayment of such Tax.

     (c)  Price Changes.  Except as otherwise set forth herein, the prices
          -------------
listed on Exhibit A for the Products are firm for the quantities stated.  No
          ---------
failure by Buyer to meet the Annual Quota for any particular year will affect the volume purchase discounts described on Exhibit A (i.e., if Buyer fails to
                                           ---------
meet the Annual Quota obligation to purchase [CONFIDENTIAL TREATMENT REQUESTED] monitors in [CONFIDENTIAL TREATMENT REQUESTED], when Buyer purchases monitor [CONFIDENTIAL TREATMENT REQUESTED] it will receive the volume discount price listed on Exhibit A of [CONFIDENTIAL TREATMENT REQUESTED]).
          ---------

     (d)  Payment Terms.  Payment terms are net sixty (60) days from the date of
          -------------
invoice payable in U.S. dollars; provided, however, that a portion of the
                                 --------  -------
payment otherwise due will be deferred as described in Section 4(e) below.
                                                       ------------
Seller's shipping invoice will state the purchase price, freight and handling costs, any applicable Taxes and any other agreed-upon charges for the ordered Product. All prices referenced are quoted in U.S. dollars. Payments shall be made as directed on Seller's shipping invoice. Seller's performance is specifically contingent on Buyers timely payments. Seller reserves the right to suspend performance under this Agreement or any PO and to exercise any or all remedies available to Seller if Buyer fails to make timely payments. The failure of Seller to suspend performance in a particular instance, or the failure of Seller to exercise any and all available remedies at a particular time, shall not be deemed a waiver of Seller's rights.

     (e)  Deferred Purchase Price/Convertible Secured Promissory Note;.
          ------------------------------------------------------------

               (i)   Convertible Secured Promissory Note. Seller will accept
                     -----------------------------------
     Buyer's convertible secured promissory note and security agreement (the "Note"), substantially in the form attached hereto as Exhibit B, evidencing
                                                           ---------
     Buyer's obligation to pay Seller the deferred portion of the purchase price for Products purchased within the first two (2) years of the Term, as provided in Exhibit A (the "Deferred Amounts"); provided, however, that if
                 ---------                           --------  -------
     Buyer has not provided satisfactory evidence to Seller that it has received equity funding from the date of this Agreement in an amount equal to at least $1.5 Million at the time that the 40/th/ "Phase 1" Monitor ships, then Seller shall not be required to defer a portion of the purchase price for any Phase 2 Monitors until such time as Buyer provides such evidence. Buyer shall deliver the Note to Seller at the time Buyer delivers payment in connection with its first order of Products.

               (ii)  Security Interest.  Buyer shall grant to Seller a security
                     -----------------
     interest in certain assets of Buyer pursuant to the terms and conditions set forth in the Note. The security interest will be released upon payment in full of all outstanding sums owed under the

     Note. Buyer consents to Seller executing, on Buyer's behalf and in Buyer's name, or Buyer will execute as required by Seller, financing statements, UCC forms, and other instruments to perfect Seller's security interest under the Note.

5.   RETURN PROCEDURE

     (a)  RMA Requirement.  Before returning any Product for repair or
          ---------------
replacement, Buyer must first contact Seller and obtain a Return Material Authorization ("RMA") number. The following information must be supplied to Seller in order to obtain an RMA number:

               (i)    Shipment and delivery dates;

               (ii)   Description of the problem;

               (iii) Offsetting no-charge PO for replacement of Product (if approved by Seller);

               (iv)   Description of the products;

               (v)    Serial number;

               (vi)   Part number;

               (vii)  Lot number and

               (viii) Date code.

     (b)  Return Procedure.  Upon receipt of the RMA number from Seller, Buyer
          ----------------
will return the Product to Seller. The RMA number must be referenced on all correspondence regarding the returned Product, as well as on the shipping containers or package and all shipping documents. Product returned without RMA numbers or authorization will not be accepted. All returned Product must be properly and commercially reasonably packaged. Seller is not responsible for damage to the Product en route to Seller incurred in shipment or due to inadequate or improper packaging. Buyer retains title to the Product returned for repair.

     (c)  Repair or Replacement.  If Seller verifies the claimed defect or
          ---------------------
failure and the Product is under warranty Seller will promptly repair or replace the defective Product at its expense or refund the purchase price paid by Buyer for such Product, at Seller's option. Seller shall keep on site a sufficient repair/warranty inventory to allow for the swap out and prompt replacement of any Product which malfunctions in the hands of Buyer or Buyer's customers; provided, however, that with respect to "Phase 1" Monitors, Seller shall have
--------  -------
the option of providing the swap out and replacement of any such Monitors with either "Phase 1" Monitors or "Phase 2" Monitors, at Seller's expense.

     (d)  Shipping Cost Allocation.  Transportation charges on any Product
          ------------------------
returned from Buyer shall be at Buyer's expense. Any Product returned from Seller to Buyer shall be at Seller's expense.

6.   TRAINING AND TECHNICAL SUPPORT

     (a)  Training.  Seller shall provide Buyer with up to sixteen (16) hours of
          --------
"train the trainers" training in a maximum of two (2) contiguous daily sessions for up to five (5) personnel of Buyer with respect to the use of each of the "Phase 1", "Phase 2" and "Phase 3" Monitors at locations specified by Seller. Each party will bear its own expenses in connection with such training.

     (b)  Technical Support. Seller shall support Buyer's use of Products, by
          -----------------
providing technical support, testing and trouble shooting of Products at Seller's expense. Buyer may access Seller's technical support staff, via telephone or e-mail only, during such support staff's normal hours of operation for ten (10) hours per quarter following delivery of the first "Phase 1" monitor, twenty (20) hours per quarter following delivery of the first "Phase 2" Monitor and thirty (30) hours per quarter following the delivery of the first "Phase 3" Monitor. Buyer shall be charged in accordance with Seller's support pricing structure, as such structure may be changed from time to time in Seller's discretion, for access in excess of the above hours per quarter with respect to any particular phase of Monitor.

7.   LICENSE, TRADEMARKS AND TRADENAMES

     (a)  License.  Seller grants a non-exclusive, worldwide, nontransferable
          -------
(except for Product sales made in accordance with Section 12(b)) license to Buyer to utilize with respect to Buyer's provision of Monitoring Services in accordance with the terms of this Agreement, without right to sublicense or assign except in conjunction with the provision of Monitoring Services to Buyer's customers, one copy of all Seller software associated with the Products ("Product Software") and all Product Documentation (as defined on Exhibit A of
                                                                  ---------
the Letter) per Monitor or electrode purchased by Buyer, including all updates or upgrades thereto. Any other use, reproduction, sale, promotion, reverse-engineering, decompiling or distribution by Buyer, its agents or customers of any Product, Product Software or Product Documentation is strictly prohibited, and Buyer shall indemnify Seller for any breach of this restriction in accordance with the provisions of Section 13.

     (b)  Marks.  Each party shall not use the other party's name or any other
          -----
trademark or trade name used or claimed by the other party (all of which names or marks shall hereinafter be referred to as the "Marks") in connection with any business conducted by such party. Each party agrees that it will not use, without the other party's prior written consent, any mark which is likely to be similar to or confused with the Marks belonging to the other party.

     (c)  Publicity.  Each party hereto must approve, in advance in writing,
          ---------
such approval not to be unreasonably withheld, any advertising or promotional literature or announcement to the press by the other party regarding its relationship with the other party or otherwise utilizing the other party's name.

     (d)  Resale and Goodwill.  All Products will be utilized and all Monitoring
          -------------------
Services will be provided under Buyer's trademarks and all goodwill associated with such Monitoring Services shall belong to Buyer.

     (e)  Bug Fixes.  Seller shall, at Seller's expense, (i) promptly correct
          ---------
significant "bugs," and (ii) correct any other "bugs" under a mutually agreed upon development and upgrade schedule.

8.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     Seller represents, warrants and covenants to Buyer as follows:

     (a) Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Seller is, and will be at all relevant times, the lawful owner of its Proprietary Rights and the Products and has and will have the right to license, sell and transfer them to Buyer as contemplated herein, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. The execution, delivery, and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of any agreement, instrument, or contract to which Seller is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to Seller, and do not and will not result in a material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any Products or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Products. Except as set forth in that certain letter dated January 12, 2000 from Bo Sramek (the "Sramek Letter"), no third party has asserted, or threatened to assert, a claim that it owns all or any part of Seller's Proprietary Rights or the Products.

     (b) Seller owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted without any conflict with, or infringement of the rights of, others. There are no outstanding options, licenses, or agreements of any kind relating to the Monitors. Seller has not received any communications alleging that it has violated or, by selling Products as contemplated by this Agreement, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information or other proprietary rights or processes of any other person or entity, except for the Sramek Letter.

     (c) Neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Seller's Proprietary Rights (or the duration thereof) under, or will require any termination payment or compulsory licensing under, any applicable law or regulation.

     (d)  Except for the FDA clearances described in Section 10(a), Seller has
                                                     -------------
all franchises, permits, licenses, and any similar authority necessary for Seller to consummate the transactions contemplated hereby. Seller is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. Seller shall at all times, at Seller's sole expense, materially comply with all applicable laws and regulations relating to Seller's activities.

     (e) Seller shall promptly notify Buyer of any malfunction or deterioration in the performance of Seller's Products of which Seller becomes aware that might lead to or may have led to the death or serious injury of a patient or user or any actual or potential government action relevant to a Product or the Monitoring Services, to the extent such incidents must be reported to the FDA under applicable federal law. Seller has supplied, or will supply when shipping any Product, all of Seller's safety information and operating instructions relating to the Products.

     (f)  Except for the FDA clearances described in Section 10(a), no consent,
                                                     -------------
approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of Seller in connection with Seller's performance of this Agreement.

     (g) Seller is not bound by any agreement that affects Buyer's right to purchase the Products and provide Monitoring Services in accordance with the terms of this Agreement.

     (h) Except with respect to the Sramek Letter, there is no action, suit, proceeding, or investigation pending or currently threatened against Seller that questions the validity of this Agreement or the ownership of the Proprietary Rights of Seller or of the Products. Seller is not a party to or named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.

     (i) Seller has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Seller has in full force and effect products liability insurance in amounts customary for companies similarly situated.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

     Buyer represents, warrants and covenants to Seller as follows:

     (a) Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. Buyer is the lawful owner of its Proprietary Rights and the Monitoring Services and has the right to utilize them as contemplated herein, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of any kind. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the violation of any agreement, instrument, or contract to which Buyer is a party or by which it is bound or of any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to Buyer, and do not and will not result in a material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon Buyer's assets or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Buyer. No third party has asserted, or threatened to assert, a claim that it owns all or any part of Buyer's Proprietary Rights or the Monitoring Services.

     (b) Buyer owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted without any conflict with, or infringement of the rights of, others. There are no outstanding options, licenses, or agreements of any kind relating to the Monitoring Services. Buyer has not received any communications alleging that it has violated or, by providing Monitoring Services, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity.

     (c) Neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Buyer's Proprietary Rights (or the duration thereof) under, or will require any termination payment or compulsory licensing under, any applicable law or regulation.

     (d)  Except for the FDA clearances described in Section 10(a), Buyer has
                                                     -------------
all franchises, permits, licenses, and any similar authority necessary for Buyer to consummate the transactions contemplated hereby. Buyer is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. Buyer shall at all times, at Buyer's sole expense, materially comply with all applicable laws and regulations relating to Buyer's activities.

     (e) Buyer shall promptly notify Seller of any malfunction or deterioration in the performance of Seller's Products or Monitoring Services of which Buyer becomes aware that might lead to or may have led to the death or serious injury of a patient or user or any actual or potential government action relevant to a Product or the Monitoring Services, to the extent such incidents must be reported to the FDA under applicable federal law. If and to the extent requested by Seller in writing and if required by the FDA, Buyer will suspend use of such Product in the provision of Monitoring Services.

     (f)  Except for the FDA clearances described in Section 10(a), no consent,
                                                     -------------
approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of Buyer in connection with Buyer's performance of this Agreement.

     (g) There is no action, suit, proceeding, or investigation pending or currently threatened against Buyer that questions the validity of this Agreement or the ownership of the Proprietary Rights of Buyer. Buyer is not a party to or named in or subject to any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality.

     (h) Buyer has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Buyer has in full force and effect products liability insurance in amounts customary for companies similarly situated.

     (i) Buyer shall use reasonable commercial efforts to successfully market Monitoring Services (including training and other support) on a continuing basis and shall comply with good business practices relevant to this Agreement or the subject matter hereof.

     (j) Buyer shall report on a quarterly basis the names and addresses of customers who receive Monitoring Services utilizing the Products and fully cooperate in any decision by Seller to recall, retrieve and/or replace any Product; provided, however, that Seller may utilize such names and addresses
         --------  -------
solely to comply with regulatory requirements and shall be prohibited from utilizing such names and addresses for any commercial purpose.

     (k) Buyer hereby grants to Seller a limited right to access the Data (as such term is defined below) on terms deemed acceptable to Buyer for the sole purpose of improving and refining the Products and Seller's software; provided,
                                                                      --------
however, that Buyer shall not be obligated to allow Seller access to any such
-------
Data if to do so would constitute a violation of any law or regulation. Notwithstanding the limited access right described above, Seller hereby acknowledges it has no ownership rights in or to the Data, that the Data is the sole property of Buyer, and that Seller may not use or otherwise reveal the Data for any purpose other than that of improving and refining the Products and Seller's software. All expenses associated with collecting and providing the Data to Seller shall be borne by Seller. For purposes hereof, "Data" means the impedance waveform files generated through use of the Products.

     (l) Buyer shall keep Seller informed as to any problems or material customer complaints encountered with the Products and any resolutions arrived at for those problems, and communicate promptly to Seller any and all modifications, design changes or improvements of the Products suggested by any customer, employee or agent. Buyer further agrees that Seller shall have any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Products, without the payment of any additional consideration therefore either to Buyer, or its employees, agents or customers. Buyer will also promptly notify Seller of any infringement of any trademarks or other proprietary rights relating to the Products.

     (m) Buyer will make no claims with respect to the capabilities of the Products other than those stated in the Seller's approved labeling or marketing literature.

10.  COMPLIANCE WITH UNITED STATES LAWS

     (a)  Regulatory Approvals. Except as otherwise set forth in this Section 10
          --------------------                                        ----------
or in Section 1(b), (i) Seller shall be responsible for identifying and
      ------------
obtaining, at Seller's sole cost, all regulatory approvals which are required in the United States for the development, manufacture or sale of the Products and
(ii) Buyer shall not be obligated to order any Products until such time as Seller has received FDA approval for the sale of the Products. The parties agree that "Phase 1" Monitors shall be shipped as a custom prescription device and that Buyer will provide Seller with a letter from a physician meeting the requirements necessary to exempt the sale of "Phase 1" Monitors from FDA pre-market clearance requirements (510(K)). Buyer shall be responsible for identifying and obtaining, at Buyer's sole cost, all regulatory approvals which are required in the United States for the provision of Monitoring Services. Seller shall cooperate and provide Buyer with reasonable assistance in obtaining such approvals, provided Buyer reimburses Seller for its costs in providing such assistance.

     (b)  Exports.  Buyer acknowledges that the export from the United States of
          -------
the Products may be subject to regulation by the U.S. Export Administration Act of 1979, as amended, and the rules and regulations promulgated thereunder, which restrict exports and re-exports of any Products or direct product thereof. Buyer agrees to comply with U.S. Export Administration Regulations as in effect from time to time (including, without limitation, all record-keeping requirements imposed thereunder), and will not re-export the Products in violation of such Regulations. Without limitation of the foregoing, Buyer agrees to commit no act which, directly or indirectly, would violate any United States law, regulation, or treaty, or any other international treaty or agreement, relating to or applicable to the export or re-export of the Products, to which the United States adheres or with which the United States complies.

11.  CONFIDENTIALITY

     Each party hereto agrees that all inventions, know-how and ideas it obtains from the other party hereto and all other business, technical and financial information it obtains from the other party hereto are the confidential property of the disclosing party ("Proprietary Information"). Except as expressly allowed herein, each party hereto will hold in confidence and not use or disclose any Proprietary Information of the other party hereto and shall similarly bind its employees and consultants in writing. Information shall not be deemed to be Proprietary Information if it: (i) is in the public domain at the time of disclosure; (ii) becomes part of the public domain after disclosure in a manner not involving breach of this Agreement; (iii) is in the possession of the recipient at the time of disclosure as shown by its written records; (iv) is lawfully disclosed to the recipient by a third party, free of any obligation of confidentiality; or (v) is independently developed by the recipient's employees or agents who had no contact with or access to the Proprietary Information.

     The receiving party will promptly report to the disclosing party any actual or suspected violation of the terms of this Section 11, and will take all
                                            ----------
reasonable further steps requested by the disclosing party to prevent, control or remedy any such violation. Each party shall upon termination of the Agreement or the request of the other party hereto at any time, return to the disclosing party all tangible manifestations of Proprietary Information received by the disclosing party pursuant to this Agreement (and all copies and reproductions thereof).

12.  COMPETITION

     (a) Buyer shall at all times during the Term conduct its business in a manner that reflects favorably on the Products and shall not, without Seller's prior written consent, (i) purchase, lease, represent, promote, license or otherwise utilize products that compete with the Products until such time as Buyer has met its Annual Quota for the relevant period or (ii) resell, license or lease the Products (either alone, or as a component of any other product or system) to any third party, except in connection with the provision of Monitoring Services or in connection with a permitted sale upon the terms and conditions set forth in Section 12(b).
                        -------------

     (b)  Notwithstanding anything to the contrary contained in Section 12(a),
                                                                -------------
if at any time during the Term of this Agreement Buyer proposes to sell all or substantially all of the Products then owned by Buyer pursuant to a bona fide written offer from a third-party purchaser or third party purchasers in a single transaction or series of related transactions, Buyer will make a written offer to sell the Products to Seller for the same price and on the same terms and conditions as those contained in the offer from the third party. Seller may elect to accept Buyer's offer by written notice delivered to Buyer within thirty (30) days after the offer is received. If Seller does not accept Buyer's offer, Seller's right of first refusal will expire and Buyer may sell the Products to the third-party purchaser or purchasers on the terms specified in the original offer within ninety (90) days after the expiration of Seller's right of refusal, although all other terms, covenants and conditions of this Agreement will remain in effect. If Buyer does not sell the Products to the third party or parties within the ninety (90) day period set forth in the preceding sentence, this right of first refusal will remain in effect.

     (c) Seller shall be prohibited during the Term from directly selling, without Buyer's prior written consent, (i) Products meeting the specifications set forth in Exhibit A of the Letter to healthcare professionals (whether as an
             ---------
individual or an entity) engaged in patient care or patient management, (ii) Products which incorporate software which performs the same functions as the Buyer software described in Exhibit B of the Letter, or (iii) services which
                            ---------
compete with any of the Buyer Services. For purposes hereof, the "Buyer Services" shall means (i) the compilation, collation and combination of current and historical, diagnostic, medication, laboratory and hemodynamic information (except for research and marketing support purposes); (ii) the integration of such data into individualized "patient profiles," (except for research and marketing support purposes); (iii) the provision of "decision support" software to suggest treatment protocol based on the individualized "patient profiles;"
(iv) the provision of consultative services to aid physicians in interpreting patient data; (v) the establishment of local hub "profiling centers" where Buyer Services may be performed; (vi) the provision of a national call center to serve as a "hotline" for support of users of any Buyer Services (except Seller technical support); and (vii) and the provision of infection control and blood exposure management services.

13.  INDEMNIFICATION

     (a)  Intellectual Property. Seller agrees to defend, indemnify, reimburse
          ---------------------
and hold harmless Buyer and its Affiliates and their successors and assigns, and the directors, officers, employees and agents of any of them from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal and other expenses for investigating or defending any actions or threatened actions) ("Losses") arising out of or in connection with any claim for infringement of any United States intellectual property rights ("Infringement Claim") as a result of the use or sale of the Products. Buyer shall (i) give Seller prompt written notice of any such claim or lawsuit and shall indemnify Seller for any Losses arising out of the failure to Buyer to give prompt notice (provided that failure of Buyer to give prompt notice to Seller shall not relieve Seller of its obligations hereunder), and
(ii) allow Seller to control, with the cooperation of Buyer, the defense of any such claim and all related settlement negotiations. Seller shall have the option of either defending or settling such a lawsuit. In the event that Buyer wishes to participate in the defense of any such lawsuit, Seller shall allow Buyer to participate at its own expense provided that Buyer does not take positions that are inconsistent or prejudicial to Seller. Notwithstanding the above, Seller's indemnification obligation under this Agreement for any Infringement Claim shall be absolutely fulfilled if Seller, obtains a license for Buyer to continue to use the Products, or replaces or modifies the Products so as to be commercially and substantially equal, but not allegedly infringing.

     Seller has no obligations or liability under this section for any Infringement Claim based on the use of Products or parts thereof when used in a manner for which they were not designed or where modified by or for Buyer in a manner to become allegedly infringing. Buyer acknowledges that Seller has no responsibility for, or involvement in, designing Buyer's services or the, use, method, manufacture, and provision of such services and Buyer further agrees that the foregoing indemnification shall not apply and, moreover, shall be reciprocally extended to Seller for any Infringement Claim which arises as a result of the installation of Buyer's software.

     (b)  Product Liability. Seller agrees to defend, indemnify, reimburse and
          -----------------
hold Buyer harmless from and against any and all Losses arising out of or in connection with the use of the Products ("Product Liability Claim") in accordance with this Agreement. Buyer shall (i) give Seller prompt written notice of any such claim or lawsuit and shall indemnify Seller for any Losses arising out of the failure of Buyer to give prompt notice (provided that failure of Buyer to give prompt notice to Seller shall not relieve Seller of its obligations hereunder), and (ii) allow Seller to control, with the cooperation of Buyer, the defense of any such claim and all related settlement negotiations. Seller shall have the option of either defending or settling such a lawsuit. In the event that Buyer wishes to participate in the defense of any such lawsuit, Seller shall allow Buyer to participate at its own expense provided that Buyer does not take positions that are inconsistent or prejudicial to Seller. The parties shall be entitled to the benefits under, and proceeds of, all of the other party's insurance policies, including product liability policies, and shall be named as additional insureds thereto.

     Seller has no obligations or liability under this section for any Product Liability Claim based on the use of Products or parts thereof when used in a manner for which they were not designed or which arises as a result of the installation of Buyer's software. Buyer acknowledges that Seller has no responsibility for, or involvement in, designing Buyer's services or the, use, method, manufacture, and provision of such services and Buyer further agrees that the foregoing indemnification shall not apply and, moreover, shall be reciprocally extended to Seller for any Product Liability Claim based on the use of Products or parts thereof when used in a manner for which they were not designed or which arises as a result of the installation of Buyer's software.

14.  WARRANTY AND DISCLAIMER

     Seller warrants that the Products and associated Seller's software will be free from defects for one (1) year from date of shipment to Buyer. Products purchased from Seller which do not comply with the warranty and are identified to Seller during such period (with proof of the date of purchase) will be repaired or replaced if promptly returned to Seller after such identification in accordance with the return procedures described in Section 4. Significant
                                                   ---------
"bugs" and failures of the Products and associated Seller software to conform to the Specifications will be promptly corrected at Seller's sole cost. SELLER MAKES NO OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS AND DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. The above warranty does not extend to any Product if and to the extent that problems with the Product arise as a result of the installation of Buyer's software, is not maintained to Seller's maintenance recommendations, is operated, handled or stored in a manner other than that specified by Seller, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). Expendable items such as electrodes, sensors, transducers, patient cables, etc., are also warranted for ninety (90) days. Buyer's sole remedy with respect to any warranty or defect is as stated above (unless Buyer purchases extended warranty coverage from Seller at mutually agreed upon terms) and Buyer shall not otherwise have a right of return. Buyer is responsible for satisfaction of its customers and will be responsible for all claims, damages, settlements, expenses and attorneys fees incurred by Seller with respect to Buyer's customers or their claims beyond Seller's above warranty obligation to Buyer; provided, however, that Seller
                                             --------  -------
shall indemnify Buyer for all Losses incurred by Buyer arising from, or in connection with, the use of the Products in a manner consistent with Seller's operating specifications.

15.  RELATIONSHIP OF THE PARTIES

     The parties hereto expressly understand and agree that Buyer is an independent contractor in the performance of each and every part of this Agreement, is not an agent, and is solely responsible for all its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will indemnify Seller from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of Buyer's activities or omissions, or those of its employees or agents, including without limitation, providing unauthorized representations or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of Seller) to its customers or breaching any term, representation or warranty of this Agreement. Buyer shall have no power or authority to act for, bind or commit Seller. Seller shall have no right to exercise any control whatsoever over the activities or operations of Buyer.

16.  ASSIGNMENT

     This Agreement and the rights, interests or obligations hereunder may not be transferred or assigned by either of the parties hereto (including, without limitation, by merger or operation of law) without the prior written consent of the other party, except that either party may transfer or assign its rights and obligations under this Agreement in whole or in party to any affiliate or affiliates of such party or any successor to all or substantially all of the business or assets of such party (whether by stock or asset sale, merger or operation of law).

17.  TERM AND TERMINATION

     (a) Term. Unless terminated earlier as provided herein, this Agreement
         ----
shall have an initial five (5) year term commencing upon the Effective Date, with automatic annual renewal terms thereafter of one (1) year each (the "Term"), unless (i) either party has provided the other party with notice of its intent to terminate this Agreement at least sixty (60) days prior to the beginning of the renewal term or (ii) the parties are unable to mutually agree upon annual minimum quantities and pricing for such renewal term at least sixty
(60) days prior to the beginning of the renewal term. Buyer understands that after the date specified above or earlier termination, it shall have no right whatsoever to purchase Products regardless of any undocumented continuation of the relationship with Seller.

     (b)  Termination.  This Agreement may be terminated by a party immediately
          -----------
by written notice upon the occurrence of any of the following events:


          (i) If the other party ceases to do business, or otherwise terminates its business operations; or

          (ii) If the other party shall fail to secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended for a period of at least ten (10) days; or

          (iii) If the other party breaches any provision of this Agreement and fails to substantially cure such breach within 30 days (10 days in the case of a failure to pay in accordance with the terms hereof) of written notice describing the breach; or

          (iv) If the other party seeks protection under any bankruptcy, receivership, creditors arrangement or comparable proceeding, or if any such proceeding is instituted against the other party; or

          (v) By Seller, if Buyer fails during any applicable 12-month period to purchase from Seller the Annual Quota; or

          (vi) By Buyer, if Seller fails to deliver Products within the time frame specified in Section 2(h) for any four (4) consecutive POs; or
                        ------------

          (vii) By Buyer, if FDA clearance is not received for the "Phase 2" Monitors within one hundred twenty (120) days of the Effective Date and such failure is not due to Buyer's software or services; or

          (viii) By Seller, if FDA clearance is not received for the Monitoring Services which utilize "Phase 2" Monitors within one hundred twenty (120) days of the Effective Date and such failure is not due to Seller's Products or software; or

          (ix) By Buyer, if the FDA or other applicable regulatory agency stops the sale of the Products or the provision of Monitoring Services for a period of more than thirty (30) days and such action is not related to Buyer's software or services; or

          (x) By Seller, if the FDA or other applicable regulatory agency stops the sale of Products or the provision of Monitoring Services for a period of more than thirty (30) days and such action is not related to Seller's software or Products; or

          (xi) By Buyer if the parties are unable to reach agreement on the Specifications for "Phase 2" Monitors within two (2) weeks of the Effective Date, provided Buyer has exercised good faith efforts to reach agreement with Seller on such Specifications.

     (c) Consequences of Termination.
         ---------------------------

          (i)   Liability for Termination. Each party acknowledges and
                -------------------------
     understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

          (ii)  Pending Orders. In the event of any termination, Seller will
                --------------
     fill all pending orders, unless termination was due to Buyers' breach. Seller reserves the right to refuse to fill any orders while any invoice is outstanding more than net 45 days.

          (iii)  Survival. In addition to any provisions that survive
                 --------
     termination according to their terms, the following sections shall survive termination of this Agreement: Sections 7, 8, 9, 10, 11, 13, 14, 17 and 18.

          (iv)   Other Remedies Preserved. Termination is not the sole remedy
                 ------------------------
     under this Agreement and, whether or not termination is effected, all other remedies will remain available, including, without limitation, (i) Seller's right to recover damages for the failure of Buyer to achieve all Product purchase quotas hereunder in the event of Buyer's breach of this Agreement and (ii) Buyer's right to terminate any Purchase Commitments and Annual Quotas in the event of Seller's breach of this Agreement.

          (v)    Manufacturing License.  If Seller becomes insolvent or enters
                 ---------------------
     bankruptcy proceedings, Seller hereby grants to Buyer an unrestricted, nonexclusive, worldwide license to use for the manufacture by or on behalf of Buyer of the Products all software (including source code), patents and other proprietary technology associated with the Products as may be necessary for the manufacture of the Products. Seller shall cooperate fully with Buyer in the delivery of such license to Buyer and shall supply Buyer with (i) Seller's current bill of materials, (ii) the names and addresses of all suppliers and copies of all written agreements therewith,
     (iii) all applicable source code in such form as Buyer directs and (iv) all drawings, molds, know-how and other items necessary to manufacture the Products. In the event Buyer exercises its right to use such license, Buyer shall pay Seller a royalty equal to seven percent (7%) of the applicable purchase price for the Product as set forth in Exhibit A within
                                                               ---------
     thirty (30) days following the month in which such Products were manufactured.

     (d) Duties of The Parties Upon Termination.
         --------------------------------------

          Without limiting the provisions of Section 17(c)(iv) hereunder, upon
                                             -----------------
     the termination of this Agreement for any reason whatsoever,

                 (A) Buyer shall pay to Seller, in full by the due date owed for such amount, but in no event later than forty-five (45) days of such termination, all amounts owed to Seller (including amounts owed under the Note) for Purchase Commitments made prior to termination. Seller shall be entitled to set off and deduct from any payment due Buyer under this Agreement, any and all amounts due Seller from Buyer.

               (B) Each party shall promptly return to the other party all Proprietary Information of the other party; provided, however, that nothing
                                                 --------  -------
     contained in this clause shall require Buyer to return Proprietary Information of Seller that is contained in any Products sold to Buyer.

               (C) Buyer and Seller shall cooperate with each other in completing all outstanding obligations to customers of Buyer, including the fulfillment of each warranty term and condition.

18.  MISCELLANEOUS

     (a)  Amendment and Waiver. Any provision of this Agreement may be amended
          --------------------
and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-preprinted agreements understood by both parties to be an amendment or waiver.

     (b)  Governing Law and Legal Actions. This Agreement shall be governed by
          -------------------------------
and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof. All actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state or federal courts located in the County of San Diego, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising our of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates and acknowledges that it has had sufficient minimum contacts with California such that the State and Federal courts located in the County of San Diego, State of California shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by registered or certified mail, return receipt requested, postage prepaid, to its address in the pre-amble hereof or such other address as is provided in accordance with the notice provisions hereof. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorney's fees.

     (c) Headings. Headings used in this Agreement are for convenience of reference only and will not affect the meaning or interpretation thereof.

     (d)  Notices. Any notice by either party to the other shall be in writing
          -------
and deemed given upon the earlier of (a) delivery or (b) four (4) calendar days after such notice is mailed by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the addressee at its address set forth in the preamble to this Agreement, provided that either party may change its address for notice by giving the other party prior written notice of the new address in conformity with the foregoing and the date upon which such new address will become effective.

     (e)  Entire Agreement. This Agreement constitutes the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

     (f)  Severability. If a court of competent jurisdiction finds any provision
          ------------
of this Agreement invalid, illegal or unenforceable, then such provision shall be null and void but each other provision hereof not so affected shall be enforced to the full extent permitted by applicable law.

     (g)  Force Majeure. Neither Seller nor Buyer shall be liable for any delays
          -------------
or failure to hereunder resulting from circumstances or causes beyond the reasonable control of such party, including but not limited to those caused by acts of God, act or omission of the other party or any third party, failure to provide any cooperation needed by one party to the other party, fire, strike, riots, flood, governmental interference, or unavailability or shortage of materials, labor, fuel or power through normal commercial channels.

     (h)  Insurance. During the Term, Buyer and Seller shall each maintain
          ----------
comprehensive general liability insurance, including product liability insurance, and workmen's compensation insurance in such amounts as are customary for companies similarly situated.

     (i)  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures on this Agreement will have the same legal effect as original signatures thereon.

     (j)  No Alter Ego Liability. Seller acknowledges that Buyer is currently
          ----------------------
thinly capitalized and agrees that it will not assert any claim or cause of action against Buyer's directors or officers under an "alter ego" theory.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the Effective Date.

SELLER                                        BUYER
CardioDynamics International Corporation,     Profiles in Health, Inc.,
a California corporation                      A California corporation

By: /s/  Michael K. Perry                     By: /s/  Evon A. Kelly
    -------------------------------------         --------------------------------------
Name:  Michael K. Perry                       Name:  Evon A. Kelly
       ----------------------------------            -----------------------------------
Title: Chief Executive Officer                Title: President & Chief Executive Officer
       ----------------------------------            -----------------------------------
Date:  3/1/00                                  Date: 3/1/00
       ----------------------------------            -----------------------------------

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT A

                                    PRICES
     Monitors

--------------------------------------------------------------------------------
              Quantity                          Price Per Monitor

--------------------------------------------------------------------------------
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
--------------------------------------------------------------------------------

     Electrodes

--------------------------------------------------------------------------------
              Quantity                          Price Per Electrodes

--------------------------------------------------------------------------------
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
[CONFIDENTIAL TREATMENT REQUESTED]      [CONFIDENTIAL TREATMENT REQUESTED]
--------------------------------------------------------------------------------

     The following amounts are the Deferred Amounts (as described in Section 4(e)(i)) with respect to the purchase price payable for Monitors and Electrodes during the first 2 years of this Agreement:

-------------------------------------------------------------------------------------------
         Year                   Monitors                          Electrode

-------------------------------------------------------------------------------------------
          1       [CONFIDENTIAL TREATMENT REQUESTED]  [CONFIDENTIAL TREATMENT REQUESTED]
          2       [CONFIDENTIAL TREATMENT REQUESTED]  [CONFIDENTIAL TREATMENT REQUESTED]
-------------------------------------------------------------------------------------------

                                      -A-

                                   EXHIBIT B

          CONVERTIBLE SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

                           PROFILES IN HEALTH, INC.

     FOR VALUE RECEIVED, the undersigned, Profiles in Health, Inc., a California corporation ("Maker"), hereby unconditionally promises to pay to the order of CardioDynamics International Corporation, a California corporation, or any subsequent holder hereof ("Holder"), in lawful money of the United States of America, the principal amount of ______________ ($_________) initially, plus such additional principal amount arising from time to time with respect to the purchase by Maker of certain hemodynamic monitors and electrodes as provided for in that certain Purchase Agreement made as of March 1, 2000 between Maker and Holder (the "Purchase Agreement"), plus interest, as specified below. Each holder hereof is irrevocably authorized to record on Schedule A attached hereto, or on a continuation thereof, the initial principal amount, each additional principal amount arising from time to time as provided for in the Purchase Agreement and each payment or prepayment (by cash or offset) of principal and interest, provided that the failure of Holder to make, or an error in making, any such recordation shall not affect the obligations of Maker hereunder. All such recordations shall, in the absence of manifest error, constitute conclusive evidence of the accuracy of the information so recorded. This Promissory Note (this "Note") is the Note described in the Purchase Agreement, and evidences indebtedness of the Maker for the deferred portion of the purchase price of the hemodynamic monitors and electrodes as described in the Purchase Agreement.

          1. Interest.

               a. The interest rate on this Note shall be the lesser of nine percent (9%) and the maximum rate permitted by applicable law. Payments of interest only will be payable quarterly, commencing with interest accrued through the quarter ending May 31, 2000, until the principal amount has been paid in full.

               b. Interest will accrue daily and will be calculated on the unpaid principal amount on the basis of a 365 day year and the actual number of days elapsed.

               c.   If any payment of principal or accrued interest under this
Note is not paid when due, then interest will thereafter accrue on the unpaid portion of such payment of principal or interest at a rate equal to the rate provided in Section 1(a), provided that the unpaid interest, so compounded, may not result in total interest payable in excess of the maximum rate permitted by law. Such payment of principal and/or all accrued interest thereon will be payable on Holder's demand.

          2. Payment.  All amounts due under this Note are payable as follows:

               a. The principal amount and all interest accrued thereon shall be due and payable on the earliest to occur of (a) ___________, 200__ [36 months from date of first PO]; or (b) the date declared due and payable by Holder upon the occurrence of an Event of Default (the "Due Date").

               b. The principal amount and any interest accrued thereon may be prepaid by Maker in full or in part at any time and from time to time (the "Prepayments") without premium or penalty upon at least thirty (30) days notice to Holder, provided that all Prepayments made hereunder are first to be applied to any accrued and unpaid interest outstanding on the date of such payment, and; provided, further, that Holder shall have the option to convert all or any portion of any Prepayment in accordance with the provisions set forth in Section 7 by providing Maker with notice of Holder's election to so convert prior to the end of the 30-day notice period (the Prepayment Date).

               c. Maker shall make all payments to Holder in immediately available funds at CardioDynamics International Corporation, 6175 Nancy Ridge Drive, Suite 300, San Diego, California, or at such other place as Holder may designate from time to time in writing. If any payment under this Note becomes due on a Saturday or Sunday or a banking holiday in the State of California, the maturity thereof will be extended to the next succeeding business day.

               d. Maker agrees that if payment as required hereunder is not paid within twenty (20) days after the due date thereof, Maker will pay a late charge equal to One and one-half percent (1.5%) of the amount of the delinquent payment.

          3. Events of Default. If any of the following events shall occur (herein individually referred to as an "Event of Default"), Holder may, so long as such conditions exist, declare the entire principal amount and unpaid accrued interest thereon immediately due and payable, by notice in writing to Maker:

               a. Failure by Maker to make any payment hereunder when due and payable if such default is not cured by Maker within twenty (20) days after Holder has given Maker written notice of such default; or

               b.   Maker's insolvency; or

               c. The institution by Maker of proceedings to be adjudicated as bankrupt or insolvent, or the consent by Maker to the institution of bankruptcy or insolvency proceedings against Maker or the filing by Maker of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other similar federal or state law, or the consent by Maker to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Maker, or of any substantial part of Maker's property, or the making by Maker of an assignment for the benefit of creditors, or the taking of action by Maker in furtherance of any such action; or

               d. If, within sixty (60) days after the commencement of an action against Maker (and service of process in connection therewith on Maker) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Maker or all orders or proceedings thereunder affecting the operations or the business of Maker stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of Maker of any trustee, receiver or liquidator of Maker or of all or any substantial part of the properties of Maker, such appointment shall not have been vacated; or

               e. Any sale, transfer, lease, license or other disposition of all or substantially all of the assets of Maker, other than to an entity in which the current shareholders of Maker own at least 50% of the ownership interests of such entity; or

               f. Any transaction or series of related transactions as a result of which any person who is not as of February __, 2000 a holder of at least five percent (5%) of the capital stock of Maker acquires more than fifty percent (50%) of the capital stock of Maker; or

               g. Any direct or indirect merger, combination or other reorganization of Maker with or into any other entity in which the holders of the issued and outstanding shares of capital stock of Maker immediately prior to any such transaction do not hold in excess of fifty percent (50%) of the issued and outstanding shares of capital stock of the surviving or acquiring entity (on an as-converted to common stock basis) following such transaction; or

               h. The closing of the sale of the Common Stock of Maker ("the "Common Stock") in a public offering registered under the Securities Act of 1933, as amended ("IPO"), subject to the limits on the amount deemed in default set forth below; or

               i. Maker's default under the Purchase Agreement, after expiration of any cure periods as provided therein; or

               j. Maker's failure to establish and maintain the separate Deposit Accounts (as defined below) as required in Section 6(e); or

               k. Maker's failure to provide Holder with the notice required in Section 6(e) with respect to the establishment of Deposit Accounts; or

               l. Maker's failure, other than as provided in Section 3(a), to comply with any provision of this Note if such failure shall continue for a period of twenty (20) business days following Holder's notice to Maker with respect thereto.

     At such time as this Note becomes in default, the then unpaid principal and interest shall, at the option of Holder, be immediately due and payable, all without demand, presentment or notice, each of which is hereby waived by Maker, and Holder shall have all other rights accorded under this Note and any other agreement or by law, all of which rights shall be cumulative, except that in the event of an IPO the amount in default shall be determined as follows:

     Amount of Net Proceeds to Maker            Default Amount Due to Holder
     -------------------------------            ----------------------------

        Less than $25,000,000                              $0

      $25,000,001 to $30,000,000                    25% of Note Amount

      $30,000,000 to $40,000,000                    50% of Note Amount

      $40,000,000 to $50,000,000                    75% of Note Amount

         $50,000,000 or more                       100% of Note Amount


The failure of Holder to exercise such option upon the occurrence of one or more of such events shall not prevent its exercise upon the recurrence of such event or events, or upon the occurrence of any other event specified above. All sums remaining unpaid on an accelerated Due Date shall bear interest at the rate specified above.

          4. Security for Obligations. In order to secure the prompt payment or performance in full when due (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) of all obligations of every nature of Maker now or hereafter existing to Holder or its assignees, transferees and successors under this Note, and all amendments, extensions or renewals hereof, whether for principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Maker, would accrue on such obligations), fees, expenses or otherwise, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Holder as a preference, fraudulent transfer or otherwise (all such obligations being the "Secured Obligations"), Maker hereby grants to Holder a security interest in and to all right, title and interest of Maker in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

               a. All "accounts" (as defined in the Uniform Commercial Code of the State of California ("UCC")) now owned or hereafter created, acquired by Maker arising directly from the utilization of the Products (as defined in the Purchase Agreement) by Maker's customers including, without limitation, all of the following now owned or hereafter created or acquired by Maker and arising directly from such accounts: (i) accounts receivable, contract rights, book debts, notes, drafts, chattel paper and other obligations or indebtedness owing to Maker; (ii) Maker's rights in, to and under all purchase orders for goods, services or other property; (iii) Maker's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights of stoppage in transit); (iv) monies due to or to become due to Maker under all contracts for the sale, lease, license, exchange or other disposition of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Maker); (v) uncertificated securities; and (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing (the "Accounts");

               b. All contracts, undertakings or agreements in or under which Maker may now or hereafter have any right, title or interest relating to the terms of payment or the terms of performance of any Account (the "Contracts");

               c. All "instruments", "chattel paper" or "letters of credit" (each as defined in UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Maker with respect to the Accounts (the "Instruments");

               d. All demand, time, savings, passbook or like accounts maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit, maintained solely with respect to the Accounts ("Deposit Accounts"); and

               e. All proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any of the property described in subparts (a) through (d) above including, without limitation, all claims of Maker against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, in each case whether now existing or hereafter arising (the "Proceeds").

          5. Security Interest. This Note shall create a continuing security interest in the Collateral and shall remain in full force and effect until the final payment in full of the Secured Obligations. Upon the occurrence of any Event of Default, Holder may exercise in respect of the Collateral all the rights and remedies of a secured party on default under the UCC. Holder may, but is not required to, pursue recourse or remedies against the Collateral as provided herein and/or under applicable law, and Holder's pursuit or exhaustion of recourse or remedies against the Collateral shall not be a condition to or otherwise affect any obligation or liability of Maker. Upon the final payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all security interests in the Collateral shall terminate.

          6. Holder's Rights; Limitations on Holder's Obligations.

               a. Except as otherwise provided in this Note, Maker shall continue to collect, at its own expense, all amounts due or to become due Maker under the Accounts. In connection with such collections, Maker may take (and, after the occurrence of an Event of Default, at Holder's direction, shall take) such action as Maker may deem necessary or advisable to enforce collection of the Accounts. After the occurrence of an Event of Default (i) all amounts and proceeds (including Instruments) received by Maker with respect to the Accounts shall be received in trust for the benefit of Holder, shall be segregated from other funds of Maker and shall be forthwith paid over to Holder in the same form as so received (with any necessary endorsement) and (ii) Maker shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partially any customer or obligor thereof, or allow any credit or discount thereon without the prior consent of Holder, which consent shall not be unreasonably withheld.

               b. It is expressly agreed by Maker that, notwithstanding anything herein to the contrary, Maker shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Holder shall have no obligation or liability under any Contract or by reason of or arising out of this Note or the granting herein of a security interest therein or the receipt by Holder of any payment relating to any Contract pursuant hereto, and Holder shall not be required or obligated in any manner to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               c. Upon the occurrence and during the continuation of an Event of Default, Holder may notify (and Maker shall, if requested by Holder, notify) Account makers of Maker, parties to the Contracts of Maker and obligors in respect of Instruments of Maker, that the Accounts and the right, title and interest of Maker in and under the Contracts, Instruments and Proceeds have been assigned to Holder and that payments shall be made directly to Holder.

               d. Maker hereby irrevocably appoints Holder as Maker's attorney-in-fact, with full authority in the place and stead of Maker and in the name of Maker, Holder or otherwise, from time to time in Holder's discretion to take any action and to execute any instrument that Holder may deem reasonably necessary or advisable to accomplish the purposes of the security interest granted in this Note and to protect, preserve or realize upon the Collateral. This power, being coupled with an interest, is irrevocable so long as this Note shall remain outstanding.

               e. Make shall maintain separate Deposit Accounts for all monies received in respect of Accounts and Contracts. Attached hereto as Schedule B is the form of Notice of Security Interest in Deposit Account to be used by Holder in giving notice of its security interest in Deposit Accounts. Maker shall provide to Holder the name and address of all depository institutions holding Maker's deposit accounts prior to delivery of this Note and shall provide to Holder the name and address of all depository institutions with whom Maker intends to open a Deposit Account at least ten (10) days prior to opening such account.

          7.   Conversion.   At the option of Holder, (i) at any time prior to
the Prepayment Date with respect to a Prepayment all or a portion of the Prepayment amount and (ii) on or after the Due Date all or a portion of the unpaid principal balance and/or accrued but unpaid interest under this Note may be converted into fully paid and nonassessable shares of the Common Stock, at a conversion price equal to the common equivalent per share purchase price paid by the purchasers in Maker's next financing transaction (currently estimated to be $1.50 per share), subject to adjustment as provided in Section 6(c) below;
                                                       ------------
provided, however, that in no event shall Holder be entitled to convert principal and interest which, in the aggregate, represents more than three percent (3%) of the issued and outstanding capital stock of Maker as of the Effective Date of the Purchase Agreement (the "Conversion"). Any principal and interest not converted shall be paid to Holder in cash on the Due Date or the Prepayment Date, as the case may be.

               a. The Conversion will be subject to the requirement that, if at any time Maker determines, in its reasonable discretion, that the listing, registration or qualification of the Common Stock upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary as a condition of, or in connection with, the issuance of the Common Stock, the Conversion may not be effected unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not reasonably acceptable to

Maker. Maker will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this
Section 7. The inability of Maker to obtain any such qualifications, consents, approvals or authorizations, after exercising its reasonable efforts, will relieve the Company of any liability in respect of the nonissuance or sale of the Common Stock.

               b. Maker will be under no obligation to register or qualify the issuance of the Common Stock contemplated hereunder under the Securities Act or applicable state securities laws. Unless the issuance of the Common Stock has been registered under the Securities Act and qualified or registered under applicable state securities laws, Maker shall be under no obligation to effect the Conversion unless the Common Stock may be issued pursuant to an applicable exemption from such registration or qualification requirements. In connection with any such exempt issuance, Maker may require Holder to provide a written representation and undertaking to Maker, satisfactory in form and scope to Maker, that Holder is acquiring such Common Stock for Holder's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that Holder will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if the Common Stock is issued without registration, a legend to this effect may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. Maker may also order its transfer agent to stop transfers of such shares. Maker may also require Holder to provide it such information and other documents as Maker may request in order to satisfy Maker as to the investment sophistication and experience of Holder and as to any other conditions for compliance with any such exemptions from registration or qualification.

               c. The conversion price and the number of shares into which this Note may be converted are subject to adjustment from time to time as follows:

          (i) If Maker, at any time while this Note, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities or any other class or classes, this Note shall thereafter represent the right to acquire such number and kinds of securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change and the conversion price therefor shall be appropriately adjusted.

          (ii) If Maker, at any time while this Note, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which conversion rights under this Note exist into a different number of securities of the same class, then (A) in the case of a split or subdivision, the conversion price for such securities shall be proportionately decreased and the securities issuable upon conversion of this Note shall be proportionately increased, and (B) in the case of a combination, the conversion price for such securities shall be proportionately increased and the securities issuable upon conversion of this Note shall be proportionately decreased.

          8. Remedies. No delay or omission on the part of Holder in exercising any right or remedy under this Note or under any other agreement securing this Note or applicable law will operate as a waiver of such right or remedy or of any other right or remedy. No single or partial exercise of any power under this Note or any other agreement securing this Note or applicable law will preclude other or further exercise thereof or the exercise of any other power. Holder will at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as Holder may determine in Holder's sole discretion, without waiving any rights with respect to any other security. The release of any party liable under this Note will not operate to release any other party liable under this Note.

          9. Modification and Termination. This Note may not be modified or terminated except by an agreement in writing signed by Maker and Holder, except that Maker and any sureties or guarantors of this Note consent to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, and to the acceptance, release, and substitution of security, all without prejudice to Holder. Holder will have the right to deal in any way, at any time, with Maker, or with any surety or guarantor hereof, without notice to any other party, and to grant any such party any extensions of time for payment of any of the indebtedness hereunder, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the liability of any such party.

          10. Assignment. Maker may not assign its obligations hereunder without the written consent of Holder. For purposes hereof, the transfer of all or substantially all of the assets of Maker or a merger or consolidation or reorganization of Maker or a transfer to a parent or subsidiary of Maker shall constitute an assignment to the transferee of such assets or the surviving entity of such merger or consolidation or reorganization or such parent or subsidiary requiring consent of Holder hereunder.

          11. Usury. All agreements between Maker and the holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, will the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision of this Note or any security agreement or guaranty securing this Note, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled will be reduced to the limit of such validity. Furthermore, if, from any circumstances whatsoever, Holder ever receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest will be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision controls every other provision of all agreements between Maker and Holder.

          12. Waiver. Diligence, presentment, protest, demand, dishonor, nonpayment, and notice of every kind are waived by all makers, sureties, guarantors, and endorsers of this Note to the fullest extent permitted by applicable law. To the fullest extent permitted by law, the defense of the statute of limitations is waived by Maker.

          13. Successors and Assigns. This Note will be binding upon the successors and assigns of Maker and inure to the benefit of Holder, and its successors, endorsees, and assigns.

          14. Severability. If any term or provision of this Note is held invalid, illegal, or unenforceable, the validity of all other terms and provisions hereof will in no way be affected thereby.

          15. Other Obligations. Performance under this Note is not intended and is not to be construed as an accord and satisfaction or other release or discharge of any obligations or indebtedness of Maker to Holder not otherwise evidenced specifically.

          16. Governing Law. This Note is to be governed by, construed under, and enforced in accordance with, the laws of the State of California without regard to its conflicts-of-laws principles. Any legal action or proceeding arising out of or in connection with this Note must be brought exclusively in the courts of the State of California or the Federal courts of the United States of America sitting in San Diego County, California. Maker hereby irrevocably submits to the jurisdiction of each such court, and agrees that any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding, including without limitation, service of process sufficient for personal jurisdiction in any action against Maker, will be sufficiently served if delivered to the Maker by certified or registered mail (with return receipt) at its principal executive offices. Nothing in the preceding sentence will affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence.

          17. Costs of Collection. Maker promises to pay the costs (including without limitation reasonable attorneys' fees and costs) of enforcement and collection of this Note and the protection or realization of any collateral or other security in case of any breach or default by Maker hereunder.

          18. Reversal of Payments. If Holder receives any payments or rents, issues, profits or proceeds of Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or any other party under any bankruptcy law, common law, equitable cause or otherwise, then, to such extent, the obligations or part thereof intended to be satisfied by such payments or proceeds shall be reserved and continue as if such payments or proceeds had not been received by Holder.

          19. Section Headings and Captions. The section headings and captions contained in this Note are solely for convenience of reference and are not to affect the meaning or interpretation of this Note or of any term or provision hereof.

          20. Waiver of Jury Trial/Waiver of Objection to Venue. MAKER WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, AND ANY RIGHT MAKER MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON-CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT HEREUNDER.

                                        MAKER
                                        Profiles in Health, Inc.
                                        a California corporation

                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                  SCHEDULE A

--------------------------------------------------------------------------------
                                 Amount of        Amount of
                                  Interest      Principal Paid,
                  Amount of      Charged on       Prepaid or
                  Advance of     Outstanding     Reduced by        Outstanding
     Date          Principal       Balance         Offset            Balance


















--------------------------------------------------------------------------------

                                  SCHEDULE B

            Form of Notice of Security Interest In Deposit Account

                                    [Date]

Via Telecopier and Certified Mail - Return Receipt Requested
------------------------------------------------------------

[Insert name and address of applicable depository institution]

Attn:      [Name to be inserted]

      Re:  Profiles in Health, Inc.
           [Insert and account number]

To Whom It May Concern:

     Notice is hereby given that CardioDynamics International Corporation has a security interest in deposit accounts of Profiles in Health, Inc., including any such deposit accounts which may be maintained at [insert name of depository institution]. File-stamped copies of UCC-1 Financing Statements for CardioDynamics International, Inc. are enclosed for your records. Please contact the undersigned with any questions you may have.

                              Very truly yours,



                              ______________________

Enclosures